                                                                   EXHIBIT 1(A)

                                 TENNECO INC.

                            UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS
                           (JUNIOR PREFERRED STOCK)

                                                              [         ], 1996

  From time to time, Tenneco Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                      I.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Junior Preferred Stock, without par value (the "Securities") of the Company and has filed with, or transmitted for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement (including the exhibits thereto) as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

  The term "Underwriters' Securities" means the Offered Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

  If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

  If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the
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Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                     III.

  The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

  Payment for the Underwriters' Securities shall be made in the manner and at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

                                      V.

  The several obligations of the Underwriters hereunder are subject to the following conditions:

    (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Registration Statement and the Prospectus; and the Manager shall have received on and as of the Closing Date a certificate, signed by an executive officer of the Company, to the foregoing effect. Each officer making such certificate may rely upon the best of his knowledge, based on reasonable investigation.

    (b) The Manager shall have received on and as of the Closing Date an opinion of the General Counsel of the Company, to the effect that

      (i) the Company is validly existing under the laws of the State of Delaware;

      (ii) the following domestic subsidiaries of the Company are validly existing corporations under the laws of the jurisdictions pursuant to which they were organized: Tennessee Gas Pipeline Company
    ("Tennessee");

      (iii) the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in the United States in which, to the knowledge of such counsel, the conduct of its business or its ownership of property requires such qualification and where the failure to be so qualified or in good standing would have a material adverse effect upon its operations or financial condition;

      (iv) except as set forth in the Prospectus, there are no material pending legal proceedings known to such counsel to which the Company or Tennessee is a party or of which any material property of the Company or Tennessee is the subject and to the knowledge of such counsel no such proceeding is contemplated;

      (v) except as set forth in the Prospectus, Tennessee to the extent necessary holds valid and subsisting certificates of public convenience and necessity from the Federal Energy Regulatory Commission authorizing Tennessee to acquire or construct, own and operate its material properties, including those covered by such certificates which are still to be constructed, and to conduct its

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    business, all as described in the Prospectus, other than such certificates, if any, the absence of which would not have a material adverse effect upon the Company and its subsidiaries considered as one enterprise;

      (vi) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

      (vii) the Offered Securities have been duly authorized and when delivered to and paid for by the Underwriters pursuant to this Agreement, or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights;

      (viii) this Agreement has been duly authorized, executed and delivered by the Company and (assuming that it has been duly authorized, executed and delivered by the Underwriters) is a valid and binding agreement of the Company and except that enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally except that rights to indemnity hereunder may be limited under applicable laws;

      (ix) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and (assuming that they have been duly authorized, executed and delivered by the purchasers thereunder) are valid and binding agreements of the Company in accordance with their respective terms except that enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally;

      (x) neither the execution and delivery by the Company of this Agreement nor the issuance and sale of the Offered Securities by the Company as provided in this Agreement and any Delayed Delivery Contracts will result in any violation of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Company or of any indenture, mortgage or similar agreement or instrument known to such counsel by which the Company or Tennessee is bound;

      (xi) no consent, approval, authorization or other order of or filing with any regulatory authority is legally required for the execution by the Company of this Agreement or the issuance and sale by the Company of the Offered Securities to the Underwriters pursuant to this Agreement or to institutional investors pursuant to any Delayed Delivery Contracts (other than the order of the Commission making the Registration Statement effective), except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions;

      (xii) the statements set forth in the Prospectus under the caption "Description of Capital Stock" and "The Charter Amendment" fairly present the matters referred to therein;

      (xiii) the Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and financial exhibits and other financial and statistical information included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder; and

      (xiv) each document incorporated in the Prospectus as originally filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except for the financial statements and financial exhibits and other financial and statistical information included therein, as to which such counsel need express no opinion) complied as to form when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder;

  and such counsel shall also state that no facts have come to the attention of such counsel to lead such counsel to believe that the Registration Statement (except for the financial statements and financial exhibits and other financial and statistical information included therein, as to which such counsel need not comment) at the time it became effective contained any untrue statement of a material fact or omitted to state a material

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  fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented (except as aforesaid), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such opinion, the Company's General Counsel may rely upon an opinion of Richards Layton & Finger as to matters governed by Delaware law.

    (c) The Manager shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the Underwriters, covering the matters in (i), (vi), (vii), (viii), (xii), (xiii) and the last clause of paragraph (b) above.

    (d) The Manager shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to the Manager, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

    (e) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there shall not have been (x) any downgrading in the rating accorded any of the Company's senior debt securities or Preferred Stock or Junior Preferred Stock by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933 or (y) any public announcement that any such publicly recognized statistical rating organization had under surveillance or review any debt security or Preferred Stock or Junior Preferred Stock of the Company not under surveillance or review on the date of execution and delivery of the Underwriting Agreement.

  The several obligations of the Underwriters to purchase Offered Securities are subject to the delivery to the Underwriters on the Option Closing Date of such documents as the Underwriters may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities and other matters related to the issuance of the Option Securities.

                                      VI.

In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

    (a) To furnish the Manager, without charge, a signed copy of the Registration Statement including all documents incorporated by reference therein and exhibits filed with the Registration Statement and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein at or after the date thereof (including documents from which information has been incorporated) and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" and "supplement" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

    (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish a Manager a copy of each such proposed amendment or supplement.

    (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of

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  the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

    (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualifications and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate.

    (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve-month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

    (f) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any Junior Preferred Stock of the Company substantially similar to the Offered Securities, without the prior written consent of the Manager.

                                     VII.

  The Company represents and warrants to each Underwriter that (i) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations thereunder, (ii) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (iii) the Registration Statement and Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (iv) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (v) the Registration Statement and Prospectus do not contain and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they are made not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities, purchased the Offered Securities if a copy of the Prospectus (excluding documents incorporated therein by reference) had not been sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus.

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  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

  If the indemnification provided for in the second or third paragraphs of this Article VII is unavailable as a matter of law (other than by the express terms of such paragraph) to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action of claim. Notwithstanding

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

the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters and not joint.

  The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

                                     VIII.

  This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Offered Securities.

                                      IX.

  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities. If the Underwriters elect to terminate this Agreement as provided in this Article IX, they shall promptly notify the Company.

  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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

                                                                     SCHEDULE I

                           DELAYED DELIVERY CONTRACT

Dear Sirs:

  The undersigned hereby agrees to purchase from Tenneco Inc., a Delaware corporation (the "Company"), and the Company agrees to sell to the
undersigned, [      ] shares of the Company's [state title of issue] (the
"Securities"), offered by the Company's Prospectus dated [      ], 19 and
Prospectus Supplement dated [      ], 19 , receipt of copies of which is
hereby acknowledged, at a purchase price of $[    ] per share [plus accrued
dividends] and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

  The undersigned will purchase from the Company Securities in the amounts and on the delivery dates set forth below:

      DELIVERY DATE        NUMBER OF SHARES           PLUS ACCRUED DIVIDENDS FROM:
      -------------        ----------------           ----------------------------


  Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

  Payment for Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of
[      ], New York, N.Y., at 10:00 A.M., New York time, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

  The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject, (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them and (3) the issuance of the Securities covered by this contract shall not at the Delivery Date result in the breach of any of the provisions of or constitute a default under any other agreement or instrument of the Company as in effect on the date hereof. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

  Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

  This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

  If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written between the Company and the undersigned when such counterpart is so mailed or delivered.

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

  This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                          Yours very truly,

                                          -------------------------------------
                                                       (Purchaser)
                                          By __________________________________

                                          -------------------------------------
                                                         (Title)

                                          -------------------------------------

                                          -------------------------------------
                                                        (Address)

Accepted:

TENNECO INC.

By __________________________________

                PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

  The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows (please print):

      NAME            TELEPHONE NO. (INCLUDING AREA CODE)                   DEPARTMENT
      ----            -----------------------------------                   ----------


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